FIFTH LOAN MODIFICATION AGREEMENT


          FIFTH LOAN MODIFICATION AGREEMENT, dated effective as of December 31, 1994 (the "Amendment"), by and among MAUI LAND & PINEAPPLE COMPANY, INC. (the "Borrower") and BANK OF HAWAII, a Hawaii banking corporation ("BKOH"), FIRST HAWAIIAN BANK, a Hawaii banking corporation ("FHB"), BANK OF AMERICA, NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association ("BOA"), CENTRAL PACIFIC BANK, a Hawaii banking corporation ("CPB" and, together, with BKOH, FHB, and BOA, the "Lenders") and BANK OF HAWAII, as Agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"),

                    W I T N E S S E T H:

          WHEREAS, the Borrower, Lenders and Agent are parties to that certain Revolving and Term Loan Agreement, dated as of December 31, 1992, as amended by a First Loan Modification Agreement, dated as of March 1, 1993, and supplemented by letter agreements dated April 30, 1993 and June 24, 1993, and further amended by Second Loan Modification Agreement, dated September 8, 1993, by a Third Loan Modification Agreement, dated September 30, 1993, and by a Fourth Loan Modification Agreement, dated March 8, 1994, each among the Borrower and the Lenders (as so amended and supplemented, the "Loan Agreement"), pursuant to which the Lenders have made Loans to the Borrower on the terms and conditions stated therein; and

          WHEREAS, the Borrower, Lenders and Agent have agreed to amend the Loan Agreement and the Notes (as such term is defined in the Loan Agreement) for the purposes of, among other things, amending and restating certain covenants of the Borrower set forth in the Loan Agreement, all as set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and suf-ficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Borrower, Lenders and Agent agree as follows:

          SECTION 1.  Definitions.  Capitalized terms used
herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          SECTION 2.  Amendments to Loan Agreement.

          (a) Effective on and after the Effective Date (as such term is defined in Section 6 of this Amendment), Section
1.04a of the Loan Agreement is amended and restated in its entirety to read as follows:

               "1.04a 'Commitment Reduction Date' means each of the following dates:

               (i) the earlier of (a) March 31, 1995 and (b) the date that the Aggregate Loan Commitment is reduced to $23,000,000 or less (the earlier of such dates is herein referred to as the 'First 1995 Commitment Reduction Date'); and

              (ii)  each date on which the Borrower or any
     Subsidiary receives any amount in respect of the sale of any of its real estate assets."

          (b)  Effective on and after the Effective Date,
Section 1.05 of the Loan Agreement is amended and restated in its entirety to read as follows:

               "1.05 "Consolidated Current Assets" and
     "Consolidated Current Liabilities" mean, at any time, all assets or liabilities, respectively, that, in accordance with generally accepted accounting principles consistently applied, should be classified as current assets or current liabilities, respectively, on a consolidated balance sheet of the Borrower and its Subsidiaries, except that "Consolidated Current Assets" shall not include growing crops and that "Consolidated Current Liabilities" shall not include the aggregate outstanding principal amount of the Loans, together with accrued and unpaid interest thereon, at the time of determination."

          (c)  Effective on and after the Effective Date,
Section 2.06(A)(1) of the Loan Agreement is amended and re-stated in its entirety to read as follows:

               "A. Mandatory Reduction. On January 1, 1994, the Aggregate Loan Commitment was reduced to $35,000,000; and on each Commitment Reduction Date thereafter, the Aggregate Loan Commitment shall be reduced to the amount set forth below with respect to such Commitment Reduction
     Date:

               (1)  If not earlier permanently reduced to
     $23,000,000 or less, at the close of business on the First 1995 Commitment Reduction Date, the Aggregate Loan Com-mitment in effect at the opening of business on such date shall be reduced to Twenty-three Million Dollars ($23,000,000.00); and"

     (d)  Effective on and after the Effective Date, Section
5.01(F) of the Loan Agreement is amended and restated in its entirety to read as follows:


               "(F) The Borrower will maintain:

                    (1)  At all times on and after January 1,
     1994, a Current Ratio not less than 1.90;

                    (2)  A Recourse Debt/Net Worth Ratio not
     more than (a) 0.90 at December 31, 1994 and at March 31, 1995, and (b) 0.90 at June 30, 1995 (for the purposes of this covenant, KCA's debt approved by the Lenders pur-suant to the last sentence in Section 5.02(I) of this Agreement, and any KCA debt which is Nonrecourse to the Borrower, shall be disregarded); and

                    (3)  A minimum Net Worth of at least (a)
     $60,000,000 at December 31, 1994 and (b) $57,000,000 at
     March 31, 1995 and thereafter."

          (e)  Effective on and after the Effective Date,
Section 5.02(D) of the Loan Agreement is amended and restated in its entirety to read as follows:

               "(D) Neither the Borrower nor any Subsidiary will make any Capital Expenditures or any Investments, or both, in any of the fiscal years listed below in column
     (a) which, together with all other Capital Expenditures and Investments made by the Borrower and its Subsidiaries in any such fiscal year, will exceed the amount shown below opposite such fiscal year in column (b):


                     (a)                   (b)

                     1994                  $8.5 million

                     1995 and thereafter   $10.0 million

     The foregoing to the contrary notwithstanding, (1) Capital Expenditures incurred in one fiscal year, within the foregoing limitations, may be disbursed in the next following fiscal year, in which case such Capital Expen-ditures shall be deemed to have been made in the fiscal year in which they were incurred, and (2) Capital Expen-ditures made by KCA shall be excluded from the determi-nation of the Borrower's compliance with this Section 5.02(D)."

          (f)  Effective on and after the Effective Date,
Section 5.02(H) of the Loan Agreement is amended and restated in its entirety to read as follows:

               "(H) Neither the Borrower nor any Subsidiary, without the prior written consent of all of the Lenders, will incur, agree to incur, assume, or in any manner become liable in respect of any Indebtedness for Borrowed Money (recourse or nonrecourse) other than the indebt-edness evidenced by the Notes and this Loan Agreement and additional indebtedness which, together with the in-debtedness evidenced by the Notes and this Loan Agreement, shall not cause Total Debt to exceed:

                    (a)  $66,000,000 in the aggregate principal
     amount as of December 31, 1993, and

                    (b)  $63,000,000 in the aggregate principal
     amount as of March 31, 1994, and

                    (c)  $65,000,000 in the aggregate principal
     amount as of June 30, 1994, and

                    (d)  $69,000,000 in the aggregate principal
     amount as of September 30, 1994, and

                    (e)  $57,000,000 in the aggregate principal
     amount as of December 31, 1994, and

                    (f)  $50,000,000 in the aggregate principal
     amount as of March 31, 1995 and thereafter.

     For the purposes of this Section 5.02(H), KCA's debt approved by the Lenders pursuant to the last sentence in
     Section 5.02(I) of this Agreement, and any KCA debt which is Nonrecourse to the Borrower, shall not be deemed to constitute indebtedness of the Borrower or any Subsi-diary."

          SECTION 3.  General Amendments.

          All references set forth in the Loan Agreement (including, without limitation, all exhibits, schedules and appendices thereto), the Notes, the Mortgage, the Agency Agreement, the Environmental Indemnity Agreement, the Addi-tional Security Mortgage and the other documents, instruments and agreements relating to the Loan Agreement, the Notes, the Mortgage, the Agency Agreement, the Environmental Indemnity Agreement, the Additional Security Mortgage or to the loans made under the Loan Agreement by the Lenders to the Borrower (collectively, the "Loan Documents") to (i) the Loan Agreement, is amended to mean and include the Loan Agreement, as heretofore amended, as amended by this Amendment, and as may be further amended, modified and supplemented from time to time by written agreement between the parties hereto, (ii) the Notes, are amended to mean and include the Notes, as heretofore amended, as amended by this Amendment, and as may be further amended from time to time, (iii) the Mortgage, is amended to mean and include the Mortgage, as amended from time to time, and (iv) the other Loan Documents, or any of them, are amended to mean and include such Loan Documents, as amended from time to time.

          SECTION 4.  Representations, Warranties and Agree-
ments.

          The Borrower hereby:

               (a) reaffirms each and all of its representa-tions and warranties set forth in Section 4.01 of the Loan Agreement as being true and correct on and as of the date hereof with the same force and effect as if such representa-tions and warranties were set forth in full herein (provided that the representations and warranties set forth in Section 4.01(F) of the Loan Agreement shall for the purposes hereof be deemed to be made with respect to the Borrower's financial statements most recently delivered to the Lenders pursuant to the Loan Agreement);

               (b) represents and warrants that no Event of Default and no event, which with the lapse of time, the giving of notice or both would constitute an Event of Default, has oc-curred and is continuing on and as of the date hereof;

               (c) represents and warrants that no material adverse change in the condition (financial or otherwise) of the Borrower has occurred since the periods covered by the Borrower's financial statements most recently delivered to the Lenders pursuant to the Loan Agreement;

               (d) represents and warrants that each of this Amendment, the Loan Agreement, as heretofore amended and as amended by this Amendment, and each of the Notes, as heretofore amended and as amended by this Amendment has been duly authorized, executed and delivered by the Borrower and con-stitutes the legal, valid and binding obligation of the Bor-rower and is enforceable in accordance with its terms;

               (e) represents and warrants that the execution, delivery and performance of this Amendment do not and will not violate articles of incorporation, by-laws, any applicable laws, rules, regulations, orders, injunctions, writs or decrees or result in a breach of or constitute a default under any contract, agreement or instrument to which the Borrower is a party or by which the Borrower, or its properties are bound, or result in the creation or imposition of any security interest in, or lien or encumbrance upon any property or assets of the Borrower, except in favor of the Lenders; and

               (f) represents and warrants that no consent or withholding of objection, approval or authorization of or declaration or filing with, or the taking of any other action by or in respect of any governmental body or regulatory author-ity or any other Person is required in connection with the execution, delivery and performance of this Amendment, other than as may have been obtained or effected prior to the date hereof, and in respect of which the Borrower shall have no-tified the Lenders in writing on or prior to the date hereof.

          SECTION 5. Effectiveness. Notwithstanding anything herein to the contrary, the amendments to the Loan Agreement, Notes and the other Loan Documents set forth in Sections 2, 3 and 4 of this Amendment, shall amend the provisions of the Loan Agreement, Notes and the other Loan Documents as of De-cember 31, 1994 (the "Effective Date"), when each and all of the following conditions precedent shall have been satisfied in full:

               (a) Delivery of this Amendment. Each of the parties hereto shall have duly executed and delivered to the Agent this Amendment.

               (b)  No Default.  On and as of the Effective
Date, no Event of Default shall have been declared by the Lenders under the Loan Agreement.

               (c)  Payments; Charges; Fees.  The Borrower
shall have paid to the Lenders in accordance with the terms of the Loan Agreement all payments, charges and fees required to have been paid on or before the Effective Date by the terms of the Loan Agreement or the other Loan Documents, and in addi-tion, shall have paid to the Agent for pro rata distribution to the Lenders an amendment fee in the amount of $20,000.

               (d) Consents. There shall have been obtained all third-party consents, if any, necessary or appropriate to effect the amendments and consummate the transactions set forth in this Amendment.

          SECTION 6. Limitations. The amendments to the Loan Agreement, the Notes and the other Loan Documents set forth hereinabove in Sections 2, 3 and 4 of this Amendment shall be limited precisely as written and shall not, except as expressly provided herein, be deemed otherwise to be a consent to any waiver, amendment or modification of any other terms or condi-tions of the Loan Agreement, the Notes or any of the other Loan Documents. The Loan Agreement, the Notes and other Loan Documents, heretofore amended and as amended hereby, are in all respects ratified and confirmed and shall remain in full force and effect.

          SECTION 7. Further Assurances. The Borrower shall take all such further actions and execute and deliver all such further documents and instruments as the Lenders may from time to time reasonably request to further evidence or effect the transactions contemplated by this Amendment.

          SECTION 8. Counterparts. This Amendment may be ex-ecuted in two or more counterparts, each of which shall be an original hereof, but all of which together shall constitute but one and the same instrument.

          SECTION 9.  Headings.  The section headings in this
Amendment have been inserted for convenience of reference only and shall in no manner affect the meaning or interpretation of the various provisions hereof.

          SECTION 10.  Governing Law.  This Amendment shall be
governed by, and construed in accordance with, the laws of the State of Hawaii.

          SECTION 12. Expenses of the Agent. Without in any way limiting the obligations of the Borrower under Section 7.04 of the Loan Agreement, the Borrower shall reimburse the Agent for all of the costs and expenses of the Agent in connection with the preparation of this Amendment, including, but not limited to, reasonable attorneys fees and expenses.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first-above written.


                         MAUI LAND & PINEAPPLE COMPANY, INC.

                         By: /S/ PAUL J. MEYER
                             Its: EXECUTIVE VICE PRESIDENT/
                                   FINANCE

                         By: /S/ JOSEPH W. HARTLEY, JR.
                             Its: PRESIDENT

                         BANK OF HAWAII, individually
                           and as Agent

                         By: /S/ THOMAS A. GRIMES
                             Its:  VICE PRESIDENT

                         FIRST HAWAIIAN BANK

                         By: /S/ RAYMOND B. ONO
                             Its: VICE PRESIDENT &
                                   BRANCH MANAGER

                         BANK OF AMERICA, NATIONAL TRUST
                         AND SAVINGS ASSOCIATION

                         By:/S/ RICHARD E BRYSON
                             Its: VICE PRESIDENT


                         CENTRAL PACIFIC BANK

                         By:/S/ ROBERT D MURAKAMI
                             Its:  VICE PRESIDENT